UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLEACHER INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-1031337 (I.R.S. Employer Identification No.)

660 Madison Avenue New York, New York (Address of principal executive offices)	10021 (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration file number to which this form relates:

Not yet assigned.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share.
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Our Capital Stock,” of the Prospectus included in the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 11, 2004 and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Exhibit Number	Description
a.	Amended Articles of Incorporation*
b.	Bylaws**
c.	Form of Share Certificate**

*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s initial Registration Statement on Form N-2, filed on May 11, 2004.

**	To be filed by amendment.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLEACHER INVESTMENT CORPORATION
Date: May 11, 2004	By:	/s/ Jeffrey H. Tepper
	Name:	Jeffrey H. Tepper
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
a.	Amended Articles of Incorporation*

*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s initial Registration Statement on Form N-2, filed on May 11, 2004.

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